Exhibit 10.7

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (hereinafter referred to as the “Agreement”) is made and entered into on this October 10, 2016 by and among Elev8 Hemp LLC (hereinafter referred to as the “Company”), PLAD, Inc., a Utah Corporation whose address is 5445 Murrell Road, Viera, FL 32955 (hereinafter referred to as the "BUYER") and Kona Gold Solutions, Inc., owner of the Company whose address is 1591 Savannah Hwy., Suite 201, Charleston, SC 29407 (hereinafter referred to as "SELLER").

W I T N E S S E T H:

WHEREAS, the Company is a Limited Liability Corporation, and is duly authorized by the State of Delaware to engage in the practice of law within its jurisdiction; and

WHEREAS, SELLER owns one hundred percent (100%) of the authorized and issued membership interest (hereinafter referred to as the "Membership Interest"); and

WHEREAS, BUYER desires to acquire one hundred percent (100%) of the Membership Interest; and, SELLER and the Company desire to transfer, for value received, to BUYER, Membership Interests, considered and recognized as Internal Revenue Code Section 1244 stock in the Company (hereinafter referred to as the "BUYER’S Membership Interest"); upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises made herein and the benefits to be derived from this Agreement, the parties hereto do hereby represent, warrant, covenant and agree as follows:

1.          Recital Incorporation. The above recitals are true and correct and are hereinafter incorporated herein this Agreement by reference.

2.          Investment. On the terms and subject to the conditions and based upon the representations, warranties, covenants and agreements of the parties hereinafter set forth in this Agreement, BUYER hereby agrees to acquire SELLER’s Membership Interest and the SELLER hereby agrees to issue and deliver the Membership Interest to BUYER.

3.          Purchase Price. The BUYER shall issue to SELLER Two Hundred Million (200,000,000) shares of restricted common stock, $.00001 par value per share, of BUYER in exchange for SELLER’s Membership Interest (the “Common Stock’). No additional capital contribution or cash payment shall be required of the BUYER. BUYER shall have the same rights to appoint officers of the Company as acting Managing Member.

1

4.          Closing.

(a)          The closing hereunder will take place at the offices of McMurdo Law Group, LLC. whose address is 28 West 44th Street, 16th Floor, New York, NY 10036 on or about October 15, 2016 at 9:00 AM EST or such other date and time as the parties hereto may mutually agree to in writing. Such closing is hereinafter and hereinbefore sometimes referred to as the "Closing" and such time and date are hereinafter and hereinbefore sometimes referred to as the "Closing Date".

(a)          At the Closing:

(1)         The Company and SELLER shall deliver to BUYER proof of transfer of the Membership Interest; and

(2)         BUYER shall issue SELLER the Common Stock, as described in Section 3 above.

5.	Representations, Covenants, Agreements and Warranties by the Company and SELLER.

The Company and SELLER hereby, jointly and severally, warrant and represent as follows:

(a)          The Company has and will have at the Closing, full, lawful power and authority to enter into and to carry out the terms of this Agreement.

(b)          Neither the execution nor delivery of this Agreement, nor the performance of the Company or SELLER in consummating the transactions contemplated by this Agreement, will (1) conflict with or result in a violation or breach of, or constitute default under, any term or provision of any agreement or instrument to which the Company or SELLER is a party or by which the Company or SELLER is bound, or (2) result in the imposition of any lien, encumbrance, charge or claim upon the Membership Interest; and the Company and SELLER has full power and authority to carry out all the terms, conditions and provisions of the transactions contemplated by this Agreement without the consent of any other person not a party hereto.

(c)          No consent, approval or authorization of, or designation or declaration by any governmental authority is required in connection with the execution or delivery of this Agreement by the Company or SELLER or the consummation by the Company or SELLER of the transaction contemplated hereby.

(d)          To the best of the Company’s and SELLER’s knowledge, there are no judgments, liens, actions, suits, proceedings or investigations pending or in process that could materially affect the Company’s right to enter into and consummate the transactions contemplated by this Agreement.

2

(e)          The Company and SELLER have full and unrestricted legal power, authority and right to enter into this Agreement and upon transfer of the Membership Interest to BUYER at the Closing, BUYER will be the owner of such Membership Interest and receive legal title to such Membership Interest, free and clear of all liens, claims, pledges or encumbrances of any kind, nature or description whatsoever.

(f)          The Company is a private limited liability Company duly organized, validly existing and (to the best of the Company’s knowledge) in good standing under the laws of the jurisdiction of its organization, and has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted. The Membership Interest constitutes all of SELLER’s right, title and interest in and to the Company. The Company has not created, and is not aware of, any outstanding options, warrants, other securities, agreements or commitments pursuant to which any person has or may have the rights to acquire any or all of the Membership Interest or any other securities or any evidences of indebtedness of the Company, and to Company’s knowledge there are no existing agreements or arrangements which require or permit any of the Membership Interest to be voted by or at the direction of anyone other than the record owner thereof.

(g)          To the best of Company’s and SELLER’s knowledge, no action or proceeding at law or in equity is pending against the Company, SELLER, or any of the Company’s assets before any federal or state court or governmental commission, and no such proceeding is pending in arbitration or by or before any administrative agency wherein an unfavorable judgment, decision, ruling or finding would adversely affect the business, operations, assets, condition, financial or otherwise, of the Company.

(h)          The Company and SELLER hereby represent and warrant that they operate the Company’s business in accordance with all applicable laws and regulations and that it has provided BUYER with all material information related to the Company’s business, assets and liabilities.

6.           Representations, Covenants, Agreements and Warranties by BUYER. BUYER hereby represents and warrants as follows:

(a)          BUYER has, and will have at the Closing, full lawful power and authority to enter into and to carry out the terms of, and all transactions contemplated by, this Agreement.

(b)          Neither the execution nor delivery of this Agreement, nor the performance by BUYER of the transactions contemplated by this Agreement will (1) conflict with or result in a violation or breach of, or constitute a default under, any term or provision of any agreement or instrument to which BUYER is a party, or (2) result in the imposition of any lien, encumbrance, charge or claim upon any of BUYER’s assets, and BUYER has full power and authority to carry out all the terms, conditions and provisions of the transactions contemplated by this Agreement without the consent of any other person not a party hereto.

3

(c)          No consent, approval or authorization of, or designation, declaration by any governmental authority is required in connection with the execution or delivery of this Agreement by BUYER or the consummation by BUYER of the transaction contemplated hereby.

(d)          BUYER has not relied on any business representations or warranties of the Company regarding the Company or BUYER’s acquisition of the Membership Interest and, together with BUYER’S advisors, BUYER has the requisite knowledge and experience to understand the risks involved in the transactions contemplated by this Agreement.

(e)          The BUYER is acquiring the Membership Interest for BUYER's own account for investment and not with a view to the distribution or with the present intention of selling, assigning or otherwise transferring any thereof. BUYER understands that the Membership Interest has not been registered under the Securities Act of 1933, as amended, and may not be sold, assigned or otherwise transferred without registration thereunder unless such sale, assignment or transfer does not involve a transaction requiring registration under the Securities Act of 1933, as amended.

7.        SELLER’S Indemnity.

(a)          SELLER hereby agrees to defend, indemnify and hold BUYER (hereinafter referred to as the “Indemnitee”), harmless from and against any damages, liabilities, losses and expenses (including but not limited to reasonable attorneys’ fees) which may be sustained or suffered by the Indemnitee as the result of any action, claim, or proceeding whatsoever arising out of, or based upon, or by reason of SELLER’s past operation of the Company or arising out of any breach or misrepresentation of this Agreement.

(b)          Indemnitee shall give prompt written notice to SELLER of each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which is likely to give rise to an indemnification claim. Indemnitee has the right to participate at its own expense in the defense of any such matter or its settlement, or the Indemnitee may direct SELLER’S to take over the defense of such matter. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the Indemnitee to collect such claims from SELLER and/or the Company so long as such failure to so notify SELLER’S does not materially or adversely affect SELLER’S ability to defend such claim against a third party. SELLER’S, in the defense of any claim or litigation shall not, except with the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which the Indemnitee is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee a release from all liability in respect of such claim or litigation.

4

8.         Conditions Precedent to Performance By SELLER. The obligation of BUYER hereunder to acquire the Membership Interest pursuant to this Agreement is subject to the satisfaction at or prior to the Closing of all of the following conditions:

(a)          SELLER shall have performed and complied with all terms, covenants and conditions required by this Agreement to be performed or complied with at or before the Closing.

(b)          All representations and warranties of SELLER contained in this Agreement shall be true and correct at and as of the Closing, with the same force and effect as if such representations and warranties had been made as of the Closing.

9.           Conditions Precedent to Performance by BUYER and the Company. The obligation of BUYER and the Company hereunder to issue the Common Stock to SELLER pursuant to this Agreement is subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

(a)          SELLER shall have performed and compiled with all terms, covenants and conditions required by this Agreement to be performed or complied with, at or before the Closing.

(b)          All representations and warranties of BUYER contained in this Agreement shall be true and correct at and as of the Closing with the same force and effect as if such representations and warranties had been made as of the Closing.

(c)          All action, proceedings, instruments and documents required or taken in connection with or to carry out the transactions contemplated by this Agreement, and all other legal matters, shall have been satisfactory in form and substance to the Company’s counsel.

5

10.         Brokers. SELLER represents and warrants to BUYER and the Company, and BUYER and the Company represent and warrant to SELLER, that the transactions contemplated by this Agreement have been and shall be carried out by the parties directly with each other and in such a manner as not to give rise to any valid claims against any of the parties for a brokerage commission, finder's fee or other like payment.

11.         Expenses. BUYER, SELLER and the Company will each pay the fee and expenses of their respective counsel and accountants.

12.         Survival. All representations, warranties, covenants and indemnities made by any party to this Agreement in connection with the transactions contemplated hereby, or in any exhibit, schedule, certificate, list or other document delivered pursuant hereto, shall survive the Closing for a period of one (1) year.

13.         Notices. All notice and communications to any party required hereunder shall be in writing and shall be delivered to such party at his, her or its address set forth at the beginning of this Agreement, or to such other address as such party may designate by notice given hereunder. Any notices and communications which are mailed, shall be sent by registered or certified first-class mail, postage prepaid.

14.         Assignment. On or before the Closing Date, no party may assign his, her or its rights, duties or obligations under this Agreement. After the Closing, the terms, provisions, covenants and conditions of this Agreement shall bind and benefit the parties hereto.

15.         Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original instrument, but such counterparts, together, shall constitute a single agreement.

16.         Entire Agreement and Amendments. This Agreement, including the exhibits, schedules and certificates referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by all of the parties hereto, or their respective heirs, successors, personal representatives and assigns. There are no restrictions, promises, warranties, covenants or undertaking other than those expressly set forth herein.

17.         Governing Law. This Agreement shall be construed under and be governed by the laws of the State of New York without regard to principles of conflict of laws. Any action, claim or proceeding brought by any party hereunder shall be commenced exclusively in the courts of New York, New York. The parties hereto each hereby irrevocably and unconditionally consent to the exclusive jurisdiction and venue of such courts in any action, claim or proceeding brought under this Agreement.

6

18.         Headings. Headings are inserted for convenience and do not form a part of the Agreement.

19.         Company’s Accounts Receivable. BUYER, SELLER and the Company hereby agree that the Company’s current accounts payable and accounts receivable are included in the purchase.

20.         Company Deposits: Any and all amounts currently on deposit for the benefit of the Company for utility services, insurance, rent etc., are and shall remain the sole property of the Company.

21.         Severability: In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the intent manifested by the provisions, or portions thereof, held to be enforceable and valid.

7

IN WITNESS WHEREOF, BUYER, the Company and SELLER’S have caused this Agreement to be executed in their respective names, in person or by their authorized officers, as of the day and year first above written.

SELLER:		BUYER:

Kona Gold Solutions, Inc.		PLAD, Inc.

By:	/s/ Robert Clark	By:	/s/ Ryan Medico
Name: Robert Clark		Name: Ryan Medico
Its: CEO		Its:

Company:

Elev8 Hemp LLC

By:	/s/ Ryan Medico
Name: Ryan Medico
Its:

8